Exhibit 23(a)


                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------



The Procter & Gamble Company:

We consent to the incorporation by reference in this Registration Statement of The Procter & Gamble Company on Form S-8 of our report dated August 7, 2001 incorporated by reference in the Annual Report on Form 10-K of The Procter & Gamble Company for the year ended June 30, 2001, and to the reference to us under the heading "Experts" in this Registration Statement.




/s/DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
December 11, 2001